Exhibit 99.1

                                  PRESS RELEASE

                                                           For Immediate Release
                                                           ---------------------

For more information contact:
Michael M. Ciaburri
President and Chief Operating Officer
(203) 782-1100

William F. Weaver
Chief Financial Officer
(203) 782-1100


                  SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCES
             APPOINTMENT OF PRESIDENT AND CHIEF OPERATING OFFICER OF THE BANK OF SOUTHEASTERN CONNECTICUT (IN ORGANIZATION)


New Haven, CT April 25, 2005--Southern Connecticut Bancorp, Inc. (AMEX: SSE), the holding company for The Bank of Southern Connecticut and The Bank of Southeastern Connecticut (In Organization), is pleased to announce the appointment of Carmelo ("Mel") L. Foti as President and Chief Operating Officer of The Bank of Southeastern Connecticut (In Organization), subject to regulatory approval. The new bank, headquartered at 15 Masonic Street, New London, Connecticut, is expected to open during the second half of 2005 and will cater to small to medium size businesses, professionals and individuals.

Mr. Foti, a seasoned banker with over 25 years of experience in the banking and financial services industries, is the former Vice President and Manager of Credit and Marketing for the New York branch of the National Bank of Egypt, serving with the bank and its predecessor since 1998. Previously, Mr. Foti was the Chairman and Chief Executive of Initial Funding Corporation, a trade finance company focused on serving small to medium sized companies nationally. He has extensive experience in commercial lending, equipment financing and trade finance. In addition, Mr. Foti currently serves as a director of Brooklyn Cheesecake & Dessert (OTC BB symbol: BCAK).

Mr. Foti stated, "I believe a great opportunity to service small to medium businesses exists within southeastern Connecticut. I am extremely excited to lead The Bank of Southeastern Connecticut and offer Southern Connecticut Bancorp's extensive banking services to this continuously growing community."

Michael M. Ciaburri, President and Chief Operating Officer of Southern Connecticut Bancorp stated, "We are pleased to have Mel Foti as the President and Chief Operating Officer of our new bank in New London. He is an accomplished banker who has a extensive experience in meeting the credit and service needs of the small to medium size businesses we expect to attract. He will be joining Chairman Dan Dennis to give us an outstanding executive management team in New London County.

Mr. Dennis is the former Chairman, President and Chief Executive Officer of Norwich Savings Society that was acquired by Peoples Bank. Dan has over 36 years of leadership experience in the New London market and will now be serving as Chairman of The Bank of Southeastern Connecticut, In Organization."





                                    *********


About Southern Connecticut Bancorp, Inc.


Southern Connecticut Bancorp, Inc. is a commercial bank holding company that is anchored by its wholly owned subsidiary, The Bank of Southern Connecticut in New Haven, Connecticut. Bancorp is a provider of commercial banking services to its target client base ranging from small to midsized companies whose annual sales range from $1,000,000 to $30,000,000. Bancorp's services include a wide range of deposit, loan and other basic commercial banking products along will consumer banking products as well. Traded on the American Stock Exchange as SSE, Bancorp can also be found on the internet at www.scbancorp.com and at two locations in New Haven and one location in Branford, Connecticut. A new subsidiary commercial bank, The Bank of Southeastern Connecticut, to be located in New London, Connecticut will be New London's only home based commercial bank and is expected to commence operations in the second half of 2005.


                                    *********


Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word "believes", "anticipates", "intends", "expects", "estimates", "could", "would", "will", or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the companies periodic public filings with the Securities and Exchange Commission and in the section captioned `Risk Factors" in our report on Form 10-KSB, filed on March 28, 2005 pursuant to the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.